Exhibit 99.1
OpenText Reports Fourth Quarter and Fiscal Year 2024 Financial Results, Raises Fiscal 2025 Margin Targets

– Delivers Total Annual Revenues of $5.8 Billion with 29% Growth –
– Announces New $300 Million Share Repurchase Program –
– Increases Annualized Dividend By 5% –
Fiscal 2024 Annual Highlights Y/Y

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$5,770	$5,729	$4,534	$4,506	$1,821	$1,816
+28.6%	+27.7%	+25.4%	+24.6%	+7.1%	+6.8%
Annual Recurring Revenues represent 79% of Total Revenues

“OpenText delivered solid Fiscal 2024 financial results with total revenues of $5.8 billion, representing a 29% year-over-year growth, we grew organically, and delivered $2 billion in Adjusted EBITDA Dollars, or 34%. Looking ahead into Fiscal 2025, we are focused on extending our Information Management competitive advantage, expanding margin, delivering a record year of capital return with our new $300 Million Share Repurchase program, and increasing our annualized dividend from $1 per share to $1.05 per share. We expect to return approximately $570 million during Fiscal 2025, via dividends and share repurchases, the highest in our history. We are excited about our differentiated products, as well as our business and financial momentum.”

Mark J. Barrenechea, OpenText CEO & CTO

“We are incredibly proud of our Fiscal 2024 performance. We delivered strong operating results including our AMC divestiture, $808 million of free cash flows, and reduced our net leverage ratio from 3.8x to 2.9x(1). Our focus is now on delivering to our Fiscal 2025 plans and targets, and the significant margin and FCF opportunity in front of us.”

Madhu Ranganathan, OpenText President & CFO

Waterloo, ON, August 1, 2024 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the fourth quarter and year ended June 30, 2024.

Fiscal Year Financial Highlights Y/Y
•Total revenues of $5.8 billion up 28.6% Y/Y or up 27.7% Y/Y in constant currency (CC)
•Annual Recurring Revenues (ARR) of $4.5 billion, up 25.4% Y/Y or up 24.6% Y/Y in CC
•Cloud revenues of $1.8 billion up 7.1% Y/Y or up 6.8% Y/Y in CC
•Enterprise cloud bookings(2) of $701 million, up 32.9% Y/Y
•Operating cash flows were $968 million and free cash flows(3) were $808 million
•GAAP-based net income of $465 million, up 209.3% Y/Y, margin of 8.1%, primarily due to the gain on AMC divestiture
•Adjusted EBITDA(3) of $2.0 billion, margin of 34.1% while making key investments in cloud, security and AI
•Completed Divestiture of Application Modernization and Connectivity (AMC) Business to Rocket Software for $2.275 billion
•Prepaid $2.766 billion of aggregate outstanding debt, 30% since the January 2023 close of Micro Focus acquisition
•Record capital returns of $417 million including $267 million via dividends and $150 million of share repurchases
•GAAP-based diluted earnings per share (EPS) of $1.71, Non-GAAP diluted EPS(3) of $4.17

•Declared quarterly dividend of $0.2625 per share
Fiscal 2024 Fourth Quarter Highlights

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$1,362	$1,367	$1,093	$1,097	$465	$466
(8.6)%	(8.3)%	(5.5)%	(5.2)%	+2.9%	+3.3%
Annual Recurring Revenues represent 80% of Total Revenues

•Total revenues of $1.4 billion, down (8.6)% Y/Y or down (8.3)% in CC, reflecting AMC divestiture completed May 1, 2024
•Annual recurring revenues of $1.1 billion, down (5.5)% Y/Y or down (5.2)% in CC
•Cloud revenues of $465 million, up 2.9% Y/Y or up 3.3% Y/Y in CC
•Quarterly enterprise cloud bookings(2) of $180 million, up 10.3%
•Operating cash flows were $185 million and free cash flows(3) were $145 million
•GAAP-based net income of $248 million, up 609.4% Y/Y, margin of 18.2%, primarily due to the gain on AMC divestiture
•Adjusted EBITDA(3) of $445 million, margin of 32.7%
•GAAP-based diluted earnings per share (EPS) of $0.91, Non-GAAP diluted EPS(3) of $0.98

(1) As of June 30, 2024, the consolidated Net Leverage Ratio, as calculated using the bank covenant methodology, was 2.3x. Excluding the gain from the divestiture of the AMC business, the consolidated Net Leverage Ratio was 2.9x. As of March 31, 2024, the consolidated Net Leverage Ratio, as calculated using bank covenant methodology, was 3.8x.
(2) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the fiscal year that are new, committed and incremental to our existing contracts, entered into with our enterprise based customers.
(3) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.

Financial Highlights for Fiscal 2024 and Q4 with Year Over Year Comparisons

Summary of Annual Results
(In millions, except per share data)	FY'24	FY'23	$ Change	% Change	FY'24 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$1,820.5	$1,700.4	$120.1	7.1%	$1,815.6	6.8%
Customer support	2,713.3	1,915.0	$798.3	41.7%	2,690.0	40.5%
Total annual recurring revenues**	$4,533.8	$3,615.5	$918.4	25.4%	$4,505.5	24.6%
License	834.2	539.0	$295.1	54.8%	826.6	53.3%
Professional service and other	401.6	330.5	$71.1	21.5%	396.9	20.1%
Total revenues	$5,769.6	$4,485.0	$1,284.6	28.6%	$5,729.0	27.7%
GAAP-based operating income	$887.1	$516.3	$370.8	71.8%	N/A	N/A
Non-GAAP-based operating income (1)	$1,838.8	$1,365.3	$473.5	34.7%	$1,808.3	32.4%
GAAP-based net income attributable to OpenText	$465.1	$150.4	$314.7	209.3%	N/A	N/A
GAAP-based EPS, diluted	$1.71	$0.56	$1.15	205.4%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$4.17	$3.29	$0.88	26.7%	$4.08	24.0%
Adjusted EBITDA (1)	$1,970.2	$1,472.9	$497.3	33.8%	$1,938.3	31.6%
Operating cash flows	$967.7	$779.2	$188.5	24.2%	N/A	N/A
Free cash flows (1)	$808.4	$655.4	$153.0	23.3%	N/A	N/A

Summary of Quarterly Results
(In millions, except per share data)	Q4 FY'24	Q4 FY'23	$ Change	% Change	Q4 FY'24 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$464.9	$451.7	$13.2	2.9%	$466.5	3.3%
Customer support	628.4	705.3	($76.9)	(10.9)%	630.2	(10.6)%
Total annual recurring revenues**	$1,093.3	$1,156.9	($63.7)	(5.5)%	$1,096.7	(5.2)%
License	171.5	228.8	($57.3)	(25.0)%	172.3	(24.7)%
Professional service and other	97.3	105.1	($7.8)	(7.4)%	97.6	(7.1)%
Total revenues	$1,362.1	$1,490.8	($128.7)	(8.6)%	$1,366.6	(8.3)%
GAAP-based operating income	$193.3	$121.3	$72.0	59.3%	N/A	N/A
Non-GAAP-based operating income (1)	$413.5	$431.7	($18.3)	(4.2)%	$414.3	(4.1)%
GAAP-based net income attributable to OpenText	$248.2	($48.7)	$297.0	609.4%	N/A	N/A
GAAP-based EPS, diluted	$0.91	($0.18)	$1.09	605.6%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.98	$0.91	$0.07	7.7%	$0.99	8.8%
Adjusted EBITDA (1)	$445.4	$462.8	($17.4)	(3.8)%	$446.1	(3.6)%
Operating cash flows	$185.2	$115.3	$69.9	60.6%	N/A	N/A
Free cash flows (1)	$145.2	$91.2	$54.0	59.2%	N/A	N/A

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Quarterly Business Highlights
•Key customer wins in the quarter include: California Department of Employment Development, Export Development Bank Of Egypt, Ford O'Brien Landy LLP, Grupo Marista, GS1 Australia, Johnson & Johnson, Nestle, Rheinmetall AG, SICK AG, Taboola
•OpenText Completes Divestiture of Application Modernization and Connectivity (AMC) Business to Rocket Software for $2.275 billion
•OpenText completes $2.0 billion debt reduction
•OpenText buys Pillr, a cybersecurity MDR platform
•OpenText cloud for government solution achieves FedRAMP authorization
•OpenText named a leader in two IDC MarketScapes for worldwide unified endpoint management (UEM) software for small and medium-sized businesses (SMBs) and client endpoint management for Microsoft Windows devices
•OpenText’s IDOL™ named a leader in document mining and analytics platforms report

Dividend Program
As part of our quarterly, non-cumulative cash dividend program, the Board declared on July 31, 2024, a quarterly cash dividend of $0.2625 per common share. The record date for this dividend is August 30, 2024, and the payment date is September 20, 2024. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.

Share Repurchase Plan/Normal Course Issuer Bid
OpenText also announced today that, in order to align its share repurchase plan to its fiscal year, it has terminated its existing share repurchase plan (the “Fiscal 2024 Repurchase Plan”) and commenced a new share repurchase plan (the “Fiscal 2025 Repurchase Plan”), pursuant to which it intends to purchase for cancellation in open market transactions, from time to time over the next 12 months, if considered advisable, up to a maximum of 21,179,064 common shares, subject to a maximum aggregate value of US$300 million, on the Toronto Stock Exchange (the “TSX”), the NASDAQ Global Select Market and/or alternative trading systems in Canada and/or the United States, if eligible, subject to applicable law and stock exchange rules. The price that OpenText will pay for common shares in open market transactions will be the market price at the time of purchase or such other price as may be permitted by applicable law or stock exchange rules.

Under the Fiscal 2024 Repurchase Plan, which was voluntarily terminated by OpenText on July 31, 2024, OpenText purchased and cancelled 5,073,913 common shares, through the facilities of the TSX or by such other permitted means, out of the 13,643,472 common shares it was authorized to repurchase, for an aggregate amount of approximately US$150 million and at a volume-weighted average purchase price of US$29.57 per common share. As a result of the early termination of the Fiscal 2024 Repurchase Plan, the 5,073,913 Common Shares purchased under the Fiscal 2024 Repurchase Plan will be deducted from the Fiscal 2025 Repurchase Plan’s annual limit as per the requirements of the TSX.

Under the Fiscal 2025 Repurchase Plan, during the course of Fiscal 2025, OpenText intends to purchase for cancellation, from time to time, up to US$300 million of its issued and outstanding common shares, subject to a maximum of 21,179,064 common shares, representing 10% of the Company’s public float (calculated in accordance with TSX rules) as at July 24, 2024, less the 5,073,913 common shares purchased under the Fiscal 2024 Repurchase Plan. Purchases made under the Fiscal 2025 Repurchase Plan may commence on August 7, 2024 and will expire on August 6, 2025.

The Fiscal 2025 Repurchase Plan will be effected in accordance with Rule 10b-18 under the U.S. Securities Exchange Act of 1934, as amended. All common shares purchased by OpenText pursuant to the Fiscal 2025 Repurchase Plan will be cancelled.

The Company's decision to commence the Fiscal 2025 Repurchase Plan to purchase up to US$300 million of its issued and outstanding common shares, in addition to the approximately US$150 million of common shares purchased and cancelled under the Fiscal 2024 Repurchase Plan, for a total of approximately US$450 million of expected share repurchases over five fiscal quarters, is indicative of its confidence in its operational execution and expanding cash flows, with the Fiscal 2025 Repurchase Plan being part of the Company's previously disclosed overall strategic capital allocation, complementing its ongoing M&A activity and dividend program.

Normal Course Issuer Bid

The Company has voluntarily terminated its existing normal course issuer bid (the “Fiscal 2024 NCIB”) and commenced a new normal course issuer bid (the "Fiscal 2025 NCIB") in order to provide it with a means to execute purchases over the TSX during the course of Fiscal 2025 as part of the overall Fiscal 2025 Repurchase Plan.

The TSX has approved the Company's voluntary termination of the Fiscal 2024 NCIB. The TSX has also approved the Company’s notice of intention to commence the Fiscal 2025 NCIB pursuant to which the Company may purchase common shares over the TSX for the period commencing August 7, 2024 until August 6, 2025 in accordance with the TSX's normal course issuer bid rules, including that such purchases are to be made at prevailing market prices or as otherwise permitted. Under the rules of the TSX, the maximum number of shares that may be purchased in this period is 21,179,064 common shares (representing 10% of the Company’s public float (calculated in accordance with TSX rules) as at July 24, 2024, less the 5,073,913 common shares purchased under the Fiscal 2024 NCIB), and the maximum number of shares that may be purchased on a single day is 138,175 common shares, which is 25% of 552,700 (the average daily trading volume for the common shares on the TSX for the six months ended March 31, 2024), subject to certain exceptions for block purchases, subject in any case to the volume and other limitations under Rule 10b-18.

The purchases made under the Fiscal 2024 Repurchase Plan are the only common shares purchased and cancelled under a normal course issuer bid within the past 12 months.

Summary of Annual Results
	FY'24	FY'23	% Change
Revenue (millions)	$5,769.6	$4,485.0	28.6%
GAAP-based gross margin	72.6%	70.6%	200	bps
Non-GAAP-based gross margin (1)	77.3%	76.1%	120	bps
GAAP-based EPS, diluted	$1.71	$0.56	205.4%
Non-GAAP-based EPS, diluted (1)(2)	$4.17	$3.29	26.7%

Summary of Quarterly Results
	Q4 FY'24	Q3 FY'24	Q4 FY'23	% Change (Q4 FY'24 vs Q3 FY'24)		% Change (Q4 FY'24 vs Q4 FY'23)
Revenue (millions)	$1,362.1	$1,447.1	$1,490.8	(5.9)%		(8.6)%
GAAP-based gross margin	72.5%	73.0%	71.4%	(50)	bps	110	bps
Non-GAAP-based gross margin (1)	76.4%	76.7%	76.9%	(30)	bps	(50)	bps
GAAP-based EPS, diluted	$0.91	$0.36	($0.18)	152.8%		605.6%
Non-GAAP-based EPS, diluted (1)(2)	$0.98	$0.94	$0.91	4.3%		7.7%

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below.
(2) Please also see Note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

OpenText posted an investor presentation on its Investor Relations website and invites the public to listen to the earnings conference call webcast today at 5:00 p.m. ET (2:00 p.m. PT) from the Investor Relations section of the Company's website at https://investors.opentext.com. To join the webcast instantly, use this webcast link. A webcast replay will be available shortly following completion of the live call.

Please see Note 2 “Use of Non-GAAP Financial Measures” to the consolidated financial statements below for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

About OpenText

OpenText is the leading Information Management software and services company in the world. We help organizations solve complex global problems with a comprehensive suite of Business Clouds, Business AI, and Business Technology. For more information about OpenText (NASDAQ/TSX: OTEX), please visit us at www.opentext.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about Open Text Corporation (“OpenText” or “the Company”) on growth, profitability and future of Information Management, including executing on strategic programs; cloud bookings, demand, scale and revenue growth; future organic growth initiatives and deployment of capital; innovation fueled by cloud, AI and security technologies; raising margin targets and executing on Fiscal 2025 plans; future revenues, operating expenses, margins, free cash flows, interest expense and capital expenditures; market share of our products; intention to maintain a dividend program, including any targeted annualized dividend; expected size and timing of the Repurchase Plan, including execution thereof; execution of our business optimization plan; the expected impact of the divestiture of the AMC business; future tax rates; renewal rates; new platform and product offerings, including OpenText AI products, and associated benefits to customers; internal automation and AI leverage, including our AI strategy, vision and growth; strategy to build shareholder value; and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions, including statements regarding future targets and aspirations, are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change and are not considered guidance. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Future declarations of dividends are also subject to the final determination and discretion of the Board of Directors, and an annualized dividend has not been approved or declared by the Board. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, revenues, expenses, margins, cash flows, dividends, share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; incurring unanticipated costs, delays or difficulties, including as a result of the integration of Micro Focus, the divestiture of the AMC business or the execution of our business optimization plan; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our CEO's blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

For more information, please contact:
Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2024 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: https://www.opentext.com/about/copyright-information.

OPEN TEXT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	June 30, 2024	June 30, 2023
ASSETS
Cash and cash equivalents	$1,280,662	$1,231,625
Accounts receivable trade, net of allowance for credit losses of $12,108 as of June 30, 2024 and $13,828 as of June 30, 2023	626,189	682,517
Contract assets	66,450	71,196
Income taxes recoverable	61,113	68,161
Prepaid expenses and other current assets	242,911	221,732
Total current assets	2,277,325	2,275,231
Property and equipment	367,740	356,904
Operating lease right of use assets	219,774	285,723
Long-term contract assets	38,684	64,553
Goodwill	7,488,367	8,662,603
Acquired intangible assets	2,486,264	4,080,879
Deferred tax assets	932,657	926,719
Other assets	298,281	342,318
Long-term income taxes recoverable	96,615	94,270
Total assets	$14,205,707	$17,089,200
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$931,116	$996,261
Current portion of long-term debt	35,850	320,850
Operating lease liabilities	76,446	91,425
Deferred revenues	1,521,416	1,721,781
Income taxes payable	235,666	89,297
Total current liabilities	2,800,494	3,219,614
Long-term liabilities:
Accrued liabilities	46,483	51,961
Pension liability, net	127,255	126,312
Long-term debt	6,356,943	8,562,096
Long-term operating lease liabilities	218,174	271,579
Long-term deferred revenues	162,401	217,771
Long-term income taxes payable	145,644	193,808
Deferred tax liabilities	148,632	423,955
Total long-term liabilities	7,205,532	9,847,482
Shareholders' equity:
Share capital and additional paid-in capital
267,800,517 and 270,902,571 Common Shares issued and outstanding at June 30, 2024 and June 30, 2023, respectively; authorized Common Shares: unlimited	2,271,886	2,176,947
Accumulated other comprehensive income (loss)	(69,619)	(53,559)
Retained earnings	2,119,159	2,048,984
Treasury stock, at cost (3,135,980 and 3,536,375 shares at June 30, 2024 and June 30, 2023, respectively)	(123,268)	(151,597)
Total OpenText shareholders' equity	4,198,158	4,020,775
Non-controlling interests	1,523	1,329
Total shareholders' equity	4,199,681	4,022,104
Total liabilities and shareholders' equity	$14,205,707	$17,089,200

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended June 30,
	2024	2023
Revenues:
Cloud services and subscriptions	$464,891	$451,659
Customer support	628,381	705,277
License	171,535	228,796
Professional service and other	97,342	105,098
Total revenues	1,362,149	1,490,830
Cost of revenues:
Cloud services and subscriptions	175,799	166,394
Customer support	69,706	86,695
License	9,017	6,184
Professional service and other	71,691	90,498
Amortization of acquired technology-based intangible assets	48,220	77,045
Total cost of revenues	374,433	426,816
Gross profit	987,716	1,064,014
Operating expenses:
Research and development	205,253	249,958
Sales and marketing	285,352	333,244
General and administrative	126,639	136,866
Depreciation	31,984	31,152
Amortization of acquired customer-based intangible assets	97,446	121,285
Special charges (recoveries)	47,784	70,222
Total operating expenses	794,458	942,727
Income from operations	193,258	121,287
Other income (expense), net	397,055	(25,355)
Interest and other related expense, net	(102,461)	(145,829)
Income (loss) before income taxes	487,852	(49,897)
Provision for (recovery of) income taxes	239,578	(1,212)
Net income (loss) for the period	$248,274	$(48,685)
Net (income) attributable to non-controlling interests	(45)	(49)
Net income (loss) attributable to OpenText	$248,229	$(48,734)
Earnings per share—basic attributable to OpenText	$0.92	$(0.18)
Earnings per share—diluted attributable to OpenText	$0.91	$(0.18)
Weighted average number of Common Shares outstanding—basic (in '000's)	271,178	270,772
Weighted average number of Common Shares outstanding—diluted (in '000's)	271,724	270,772

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	Year Ended June 30,
	2024	2023	2022
Revenues:
Cloud services and subscriptions	$1,820,524	$1,700,433	$1,535,017
Customer support	2,713,297	1,915,020	1,330,965
License	834,162	539,026	358,351
Professional service and other	401,594	330,501	269,511
Total revenues	5,769,577	4,484,980	3,493,844
Cost of revenues:
Cloud services and subscriptions	713,759	590,165	511,713
Customer support	292,733	209,705	121,485
License	25,608	16,645	13,501
Professional service and other	302,527	276,888	216,895
Amortization of acquired technology-based intangible assets	243,922	223,184	198,607
Total cost of revenues	1,578,549	1,316,587	1,062,201
Gross profit	4,191,028	3,168,393	2,431,643
Operating expenses:
Research and development	893,932	680,587	440,448
Sales and marketing	1,133,665	948,598	677,118
General and administrative	577,038	419,590	317,085
Depreciation	131,599	107,761	88,241
Amortization of acquired customer-based intangible assets	432,404	326,406	217,105
Special charges (recoveries)	135,305	169,159	46,873
Total operating expenses	3,303,943	2,652,101	1,786,870
Income from operations	887,085	516,292	644,773
Other income, net	358,391	34,469	29,118
Interest and other related expense, net	(516,180)	(329,428)	(157,880)
Income before income taxes	729,296	221,333	516,011
Provision for income taxes	264,012	70,767	118,752
Net income	$465,284	$150,566	$397,259
Net (income) attributable to non-controlling interests	(194)	(187)	(169)
Net income attributable to OpenText	$465,090	$150,379	$397,090
Earnings per share—basic attributable to OpenText	$1.71	$0.56	$1.46
Earnings per share—diluted attributable to OpenText	$1.71	$0.56	$1.46
Weighted average number of Common Shares outstanding—basic (in '000's)	271,548	270,299	271,271
Weighted average number of Common Shares outstanding—diluted (in '000's)	272,588	270,451	271,909

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)

	Year Ended June 30,
	2024	2023	2022
Net income for the period	$465,284	$150,566	$397,259
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(15,646)	(40,798)	(78,724)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax (1)	(2,697)	(941)	(1,859)
(Gain) loss reclassified into net income - net of tax (2)	965	2,721	373
Unrealized gain (loss) on available-for-sale financial assets:
Unrealized gain (loss) - net of tax (3)	228	(602)	—
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax (4)	640	(6,605)	5,595
Amortization of actuarial (gain) loss into net income - net of tax (5)	450	325	718
Total other comprehensive loss net	(16,060)	(45,900)	(73,897)
Total comprehensive income	449,224	104,666	323,362
Comprehensive income attributable to non-controlling interests	(194)	(187)	(169)
Total comprehensive income attributable to OpenText	$449,030	$104,479	$323,193
______________________________
(1)Net of tax expense (recovery) of $(972), $(339), and $(671) for the year ended June 30, 2024, 2023 and 2022, respectively.
(2)Net of tax expense (recovery) of $347, $981 and $134 for the year ended June 30, 2024, 2023 and 2022, respectively.
(3)Net of tax expense (recovery) of $112, $(159), and $— for the year ended June 30, 2024, 2023 and 2022, respectively.
(4)Net of tax expense (recovery) of $765, $(1,961) and $1,866 for the year ended June 30, 2024, 2023 and 2022, respectively.
(5)Net of tax expense (recovery) of $193, $143 and $290 for the year ended June 30, 2024, 2023 and 2022, respectively.

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)

	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2021	271,541	$1,947,764	(1,568)	$(69,386)	$2,153,326	$66,238	$1,511	$4,099,453
Issuance of Common Shares
Under employee stock option plans	950	32,714	—	—	—	—	—	32,714
Under employee stock purchase plans	842	33,806	—	—	—	—	—	33,806
Share-based compensation	—	69,556	—	—	—	—	—	69,556
Purchase of treasury stock	—	—	(2,630)	(111,593)	—	—	—	(111,593)
Issuance of treasury stock	—	(21,013)	492	21,013	—	—	—	—
Common Shares repurchased	(3,810)	(24,295)	—	—	(152,692)	—	—	(176,987)
Dividends declared ($0.8836 per Common Share)	—	—	—	—	(237,655)	—	—	(237,655)
Other comprehensive loss - net	—	—	—	—	—	(73,897)	—	(73,897)
Distribution to non-controlling interest	—	142	—	—	—	—	(538)	(396)
Net income	—	—	—	—	397,090	—	169	397,259
Balance as of June 30, 2022	269,523	$2,038,674	(3,706)	$(159,966)	$2,160,069	$(7,659)	$1,142	$4,032,260
Issuance of Common Shares
Under employee stock option plans	245	7,830	—	—	—	—	—	7,830
Under employee stock purchase plans	1,135	31,679	—	—	—	—	—	31,679
Share-based compensation	—	130,119	—	—	—	—	—	130,119
Purchase of treasury stock	—	—	(521)	(21,919)	—	—	—	(21,919)
Issuance of treasury stock	—	(31,355)	691	30,288	—	—	—	(1,067)
Dividends declared ($0.9720 per Common Share)	—	—	—	—	(261,464)	—	—	(261,464)
Other comprehensive loss - net	—	—	—	—	—	(45,900)	—	(45,900)
Net income	—	—	—	—	150,379	—	187	150,566
Balance as of June 30, 2023	270,903	$2,176,947	(3,536)	$(151,597)	$2,048,984	$(53,559)	$1,329	$4,022,104
Issuance of Common Shares
Under employee stock option plans	945	31,358	—	—	—	—	—	31,358
Under employee stock purchase plans	1,027	34,120	—	—	—	—	—	34,120
Share-based compensation	—	139,779	—	—	—	—	—	139,779
Purchase of treasury stock	—	—	(1,400)	(53,085)	—	—	—	(53,085)
Issuance of treasury stock	—	(76,178)	1,800	81,414	(5,236)	—	—	—
Common Shares repurchased	(5,074)	(34,140)	—	—	(118,193)	—	—	(152,333)
Dividends declared ($1.00 per Common Share)	—	—	—	—	(271,486)	—	—	(271,486)
Other comprehensive loss - net	—	—	—	—	—	(16,060)	—	(16,060)
Net income	—	—	—	—	465,090	—	194	465,284
Balance as of June 30, 2024	267,801	$2,271,886	(3,136)	$(123,268)	$2,119,159	$(69,619)	$1,523	$4,199,681

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net income (loss) for the period	$248,274	$(48,685)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of intangible assets	177,650	229,482
Share-based compensation expense	26,767	41,904
Pension expense	4,302	3,401
Amortization of debt discount and issuance costs	5,670	8,257
Write-off of right of use assets	4,815	2,507
Loss on extinguishment of debt	45,590	—
Gain on AMC Divestiture	(429,102)	—
Loss on sale and write down of property and equipment	1,995	903
Deferred taxes	106,903	29,140
Share in net (income) loss of equity investees	(819)	11,530
Changes in financial instruments	(6,667)	16,274
Changes in operating assets and liabilities:
Accounts receivable	57,075	27,335
Contract assets	(23,917)	(43,643)
Prepaid expenses and other current assets	(33,112)	42,151
Income taxes	36,421	(116,569)
Accounts payable and accrued liabilities	7,000	10,582
Deferred revenue	(57,312)	(85,764)
Other assets	18,981	(5,299)
Operating lease assets and liabilities, net	(5,294)	(8,205)
Net cash provided by operating activities	185,220	115,301
Cash flows from investing activities:
Additions of property and equipment	(39,979)	(24,060)
Micro Focus acquisition	—	(2,357)
Proceeds from AMC Divestiture	2,229,187	—
Other investing activities	(9,291)	—
Net cash provided by (used in) investing activities	2,179,917	(26,417)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	9,887	14,159
Repayment of long-term debt and Revolver	(2,008,963)	(186,463)
Debt issuance costs	(1,041)	(690)
Net change in transition services agreement obligation	15,278	—
Repurchase of Common Shares	(150,017)	—
Purchase of treasury stock	—	(21,919)
Payments of dividends to shareholders	(66,690)	(65,068)
Other financing activities	—	758
Net cash used in financing activities	(2,201,546)	(259,223)
Foreign exchange gain (loss) on cash held in foreign currencies	(8,281)	4,571
Increase (decrease) in cash, cash equivalents and restricted cash during the period	155,310	(165,768)
Cash, cash equivalents and restricted cash at beginning of the period	1,127,483	1,399,720
Cash, cash equivalents and restricted cash at end of the period	$1,282,793	$1,233,952

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2024	June 30, 2023
Cash and cash equivalents	$1,280,662	$1,231,625
Restricted cash (1)	2,131	2,327
Total cash, cash equivalents and restricted cash	$1,282,793	$1,233,952

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

	Year Ended June 30,
	2024	2023	2022
Cash flows from operating activities:
Net income for the period	$465,284	$150,566	$397,259
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	807,925	657,351	503,953
Share-based compensation expense	140,079	130,302	69,556
Pension expense	13,881	9,207	6,606
Amortization of debt discount and issuance costs	25,257	16,753	5,422
Write-off of right of use assets	20,056	9,626	17,707
Loss on extinguishment of debt	56,393	8,152	27,413
Gain on AMC divestiture	(429,102)	—	—
Loss on sale and write down of property and equipment	3,710	2,331	294
Deferred taxes	(142,271)	(149,560)	(36,088)
Share in net (income) loss of equity investees	18,194	23,077	(58,702)
Changes in financial instruments	(3,116)	128,841	—
Changes in operating assets and liabilities:
Accounts receivable	108,562	168,604	81,841
Contract assets	(95,403)	(73,539)	(37,966)
Prepaid expenses and other current assets	(28,395)	(23,035)	(13,954)
Income taxes	112,097	14,948	34,589
Accounts payable and accrued liabilities	(65,887)	(127,092)	(24,177)
Deferred revenue	(42,974)	(128,395)	(5,236)
Other assets	24,849	(11,297)	17,297
Operating lease assets and liabilities, net	(21,448)	(27,635)	(4,004)
Net cash provided by operating activities	967,691	779,205	981,810
Cash flows from investing activities:
Additions of property and equipment	(159,295)	(123,832)	(93,109)
Purchase of Micro Focus International PLC, net of cash acquired	(9,272)	(5,657,963)	—
Purchase of Zix Corporation, net of cash acquired	—	—	(856,175)
Purchase of Bricata Inc.	—	—	(17,753)
Proceeds from AMC divestiture	2,229,187	—	—
Realized gain (loss) on financial instruments	—	131,248	—
Proceeds from net investment hedge derivative contracts	4,456	—	—
Other investing activities	(9,759)	(873)	(3,922)
Net cash provided by (used in) investing activities	2,055,317	(5,651,420)	(970,959)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	66,914	39,331	67,215
Proceeds from long-term debt and Revolver	—	4,927,450	1,500,000
Repayment of long-term debt and Revolver	(2,568,352)	(202,926)	(860,000)
Debt extinguishment costs	—	—	(24,969)
Debt issuance costs	(3,833)	(77,899)	(17,159)
Net change in transition services agreement obligation	15,278	—	—
Repurchase of Common Shares	(150,017)	—	(176,987)
Purchase of treasury stock	(53,085)	(21,919)	(111,593)
Distribution to non-controlling interest	—	—	(396)
Payments of dividends to shareholders	(267,362)	(259,549)	(237,655)
Other financing activities	(1,447)	(1,435)	—
Net cash provided by (used in) financing activities	(2,961,904)	4,403,053	138,456
Foreign exchange gain (loss) on cash held in foreign currencies	(12,263)	7,203	(63,196)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	48,841	(461,959)	86,111
Cash, cash equivalents and restricted cash at beginning of the period	1,233,952	1,695,911	1,609,800
Cash, cash equivalents and restricted cash at end of the period	$1,282,793	$1,233,952	$1,695,911

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2024	June 30, 2023	June 30, 2022
Cash and cash equivalents	$1,280,662	$1,231,625	$1,693,741
Restricted cash (1)	2,131	2,327	2,170
Total cash, cash equivalents and restricted cash	$1,282,793	$1,233,952	$1,695,911

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for (recovery of) income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results. Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to F'25 targets and F’27 aspirations, including A-EBITDA is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented. The Micro Focus Acquisition significantly impacts period-over-period comparability.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2024 (In thousands, except for per share data)
	Three Months Ended June 30, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$175,799		$(2,966)	(1)	$172,833
Customer support	69,706		(1,022)	(1)	68,684
Professional service and other	71,691		(1,202)	(1)	70,489
Amortization of acquired technology-based intangible assets	48,220		(48,220)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	987,716	72.5%	53,410	(3)	1,041,126	76.4%
Operating expenses
Research and development	205,253		(5,312)	(1)	199,941
Sales and marketing	285,352		(9,278)	(1)	276,074
General and administrative	126,639		(6,987)	(1)	119,652
Amortization of acquired customer-based intangible assets	97,446		(97,446)	(2)	—
Special charges (recoveries)	47,784		(47,784)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	193,258		220,217	(5)	413,475
Other income (expense), net	397,055		(397,055)	(6)	—
Provision for income taxes	239,578		(196,036)	(7)	43,542
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	248,229		19,198	(8)	267,427
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.91		$0.07	(8)	$0.98

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 49% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based income to Non-GAAP-based net income:

	Three Months Ended June 30, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$248,229	$0.91
Add (deduct):
Amortization	145,666	0.54
Share-based compensation	26,767	0.10
Special charges (recoveries)	47,784	0.18
Other (income) expense, net	(397,055)	(1.47)
GAAP-based provision for income taxes	239,578	0.88
Non-GAAP-based provision for income taxes	(43,542)	(0.16)
Non-GAAP-based net income, attributable to OpenText	$267,427	$0.98
Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2024
GAAP-based net income, attributable to OpenText	$248,229
Add:
Provision for income taxes	239,578
Interest and other related expense, net	102,461
Amortization of acquired technology-based intangible assets	48,220
Amortization of acquired customer-based intangible assets	97,446
Depreciation	31,984
Share-based compensation	26,767
Special charges (recoveries)	47,784
Other (income) expense, net	(397,055)
Adjusted EBITDA	$445,414

GAAP-based net income margin	18.2%
Adjusted EBITDA margin	32.7%
Reconciliation of Free cash flows

Three Months Ended June 30, 2024
GAAP-based cash flows provided by operating activities	$185,220
Add:
Capital expenditures (1)	(39,979)
Free cash flows	$145,241

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2024 (In thousands, except for per share data)
	Year Ended June 30, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$713,759		$(12,858)	(1)	$700,901
Customer support	292,733		(4,357)	(1)	288,376
Professional service and other	302,527		(6,298)	(1)	296,229
Amortization of acquired technology-based intangible assets	243,922		(243,922)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	4,191,028	72.6%	267,435	(3)	4,458,463	77.3%
Operating expenses
Research and development	893,932		(40,612)	(1)	853,320
Sales and marketing	1,133,665		(46,572)	(1)	1,087,093
General and administrative	577,038		(29,382)	(1)	547,656
Amortization of acquired customer-based intangible assets	432,404		(432,404)	(2)	—
Special charges (recoveries)	135,305		(135,305)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	887,085		951,710	(5)	1,838,795
Other income (expense), net	358,391		(358,391)	(6)	—
Provision for income taxes	264,012		(78,845)	(7)	185,167
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	465,090		672,164	(8)	1,137,254
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.71		$2.46	(8)	$4.17

(1)Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 36% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$465,090	$1.71
Add (deduct):
Amortization	676,326	2.48
Share-based compensation	140,079	0.51
Special charges (recoveries)	135,305	0.50
Other (income) expense, net	(358,391)	(1.32)
GAAP-based provision for income taxes	264,012	0.97
Non-GAAP-based provision for income taxes	(185,167)	(0.68)
Non-GAAP-based net income, attributable to OpenText	$1,137,254	$4.17
Reconciliation of Adjusted EBITDA

Year Ended June 30, 2024
GAAP-based net income, attributable to OpenText	$465,090
Add:
Provision for income taxes	264,012
Interest and other related expense, net	516,180
Amortization of acquired technology-based intangible assets	243,922
Amortization of acquired customer-based intangible assets	432,404
Depreciation	131,599
Share-based compensation	140,079
Special charges (recoveries)	135,305
Other (income) expense, net	(358,391)
Adjusted EBITDA	$1,970,200

GAAP-based net income margin	8.1%
Adjusted EBITDA margin	34.1%
Reconciliation of Free cash flows

Year Ended June 30, 2024
GAAP-based cash flows provided by operating activities	$967,691
Add:
Capital expenditures (1)	(159,295)
Free cash flows	$808,396

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2024 (In thousands, except for per share data)
	Three Months Ended March 31, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$186,400		$(3,292)	(1)	$183,108
Customer support	74,639		(1,149)	(1)	73,490
Professional service and other	75,455		(1,458)	(1)	73,997
Amortization of acquired technology-based intangible assets	48,094		(48,094)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	1,055,774	73.0%	53,993	(3)	1,109,767	76.7%
Operating expenses
Research and development	234,022		(10,799)	(1)	223,223
Sales and marketing	296,249		(12,260)	(1)	283,989
General and administrative	145,924		(7,084)	(1)	138,840
Amortization of acquired customer-based intangible assets	100,841		(100,841)	(2)	—
Special charges (recoveries)	19,561		(19,561)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	227,068		204,538	(5)	431,606
Other income (expense), net	9,950		(9,950)	(6)	—
Provision for income taxes	6,028		35,824	(7)	41,852
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	98,285		158,764	(8)	257,049
GAAP-based earnings (loss) per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.36		$0.58	(8)	$0.94

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 6% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$98,285	$0.36
Add (deduct):
Amortization	148,935	0.55
Share-based compensation	36,042	0.13
Special charges (recoveries)	19,561	0.07
Other (income) expense, net	(9,950)	(0.04)
GAAP-based provision for income taxes	6,028	0.02
Non-GAAP-based provision for income taxes	(41,852)	(0.15)
Non-GAAP-based net income, attributable to OpenText	$257,049	$0.94
Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2024
GAAP-based net income, attributable to OpenText	$98,285
Add (deduct):
Provision for income taxes	6,028
Interest and other related expense, net	132,663
Amortization of acquired technology-based intangible assets	48,094
Amortization of acquired customer-based intangible assets	100,841
Depreciation	32,109
Share-based compensation	36,042
Special charges (recoveries)	19,561
Other (income) expense, net	(9,950)
Adjusted EBITDA	$463,673

GAAP-based net income margin	6.8%
Adjusted EBITDA margin	32.0%
Reconciliation of Free cash flows

Three Months Ended March 31, 2024
GAAP-based cash flows provided by operating activities	$384,697
Add:
Capital expenditures (1)	(36,537)
Free cash flows	$348,160

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2023 (In thousands, except for per share data)
	Three Months Ended June 30, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$166,394		$(2,876)	(1)	$163,518
Customer support	86,695		(1,213)	(1)	85,482
Professional service and other	90,498		(1,826)	(1)	88,672
Amortization of acquired technology-based intangible assets	77,045		(77,045)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	1,064,014	71.4%	82,960	(3)	1,146,974	76.9%
Operating expenses
Research and development	249,958		(13,584)	(1)	236,374
Sales and marketing	333,244		(13,467)	(1)	319,777
General and administrative	136,866		(8,938)	(1)	127,928
Amortization of acquired customer-based intangible assets	121,285		(121,285)	(2)	—
Special charges (recoveries)	70,222		(70,222)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	121,287		310,456	(5)	431,743
Other income (expense), net	(25,355)		25,355	(6)	—
Provision for (recovery of) income taxes	(1,212)		41,240	(7)	40,028
GAAP-based net loss / Non-GAAP-based net income, attributable to OpenText	(48,734)		294,571	(8)	245,837
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$(0.18)		$1.09	(8)	$0.91

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.

(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 2% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net loss to Non-GAAP-based net income:

	Three Months Ended June 30, 2023
		Per share diluted
GAAP-based net loss, attributable to OpenText	$(48,734)	$(0.18)
Add (deduct):
Amortization	198,330	0.73
Share-based compensation	41,904	0.15
Special charges (recoveries)	70,222	0.26
Other (income) expense, net	25,355	0.10
GAAP-based recovery of income taxes	(1,212)	—
Non-GAAP-based provision for income taxes	(40,028)	(0.15)
Non-GAAP-based net income, attributable to OpenText	$245,837	$0.91

Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2023
GAAP-based net loss, attributable to OpenText	$(48,734)
Add (deduct):
Recovery of income taxes	(1,212)
Interest and other related expense, net	145,829
Amortization of acquired technology-based intangible assets	77,045
Amortization of acquired customer-based intangible assets	121,285
Depreciation	31,152
Share-based compensation	41,904
Special charges (recoveries)	70,222
Other (income) expense, net	25,355
Adjusted EBITDA	$462,846

GAAP-based net loss margin	(3.3)%
Adjusted EBITDA margin	31.0%

Reconciliation of Free cash flows

Three Months Ended June 30, 2023
GAAP-based cash flows provided by operating activities	$115,301
Add:
Capital expenditures (1)	(24,060)
Free cash flows	$91,241

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2023 (In thousands, except for per share data)
	Year Ended June 30, 2023
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$590,165		$(10,664)	(1)	$579,501
Customer support	209,705		(3,627)	(1)	206,078
Professional service and other	276,888		(6,998)	(1)	269,890
Amortization of acquired technology-based intangible assets	223,184		(223,184)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	3,168,393	70.6%	244,473	(3)	3,412,866	76.1%
Operating expenses
Research and development	680,587		(39,065)	(1)	641,522
Sales and marketing	948,598		(41,710)	(1)	906,888
General and administrative	419,590		(28,238)	(1)	391,352
Amortization of acquired customer-based intangible assets	326,406		(326,406)	(2)	—
Special charges (recoveries)	169,159		(169,159)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	516,292		849,051	(5)	1,365,343
Other income (expense), net	34,469		(34,469)	(6)	—
Provision for income taxes	70,767		74,261	(7)	145,028
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	150,379		740,321	(8)	890,700
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.56		$2.73	(8)	$3.29

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 32% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2023
		Per share diluted
GAAP-based net income, attributable to OpenText	$150,379	$0.56
Add (deduct):
Amortization	549,590	2.03
Share-based compensation	130,302	0.48
Special charges (recoveries)	169,159	0.63
Other (income) expense, net	(34,469)	(0.13)
GAAP-based provision for income taxes	70,767	0.26
Non-GAAP-based provision for income taxes	(145,028)	(0.54)
Non-GAAP-based net income, attributable to OpenText	$890,700	$3.29

Reconciliation of Adjusted EBITDA

Year Ended June 30, 2023
GAAP-based net income, attributable to OpenText	$150,379
Add:
Provision for income taxes	70,767
Interest and other related expense, net	329,428
Amortization of acquired technology-based intangible assets	223,184
Amortization of acquired customer-based intangible assets	326,406
Depreciation	107,761
Share-based compensation	130,302
Special charges (recoveries)	169,159
Other (income) expense, net	(34,469)
Adjusted EBITDA	$1,472,917

GAAP-based net income margin	3.4%
Adjusted EBITDA margin	32.8%
Reconciliation of Free cash flows

Year Ended June 30, 2023
GAAP-based cash flows provided by operating activities	$779,205
Add:
Capital expenditures (1)	(123,832)
Free cash flows	$655,373

(1) Defined as “Additions of property and equipment” in the Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the year ended June 30, 2024 and 2023:

	Three Months Ended June 30, 2024		Three Months Ended June 30, 2023
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	22%	13%	21%	12%
GBP	5%	7%	5%	9%
CAD	3%	10%	3%	10%
USD	59%	49%	60%	48%
Other	11%	21%	11%	21%
Total	100%	100%	100%	100%

	Year Ended June 30, 2024		Year Ended June 30, 2023
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	22%	12%	20%	12%
GBP	5%	7%	5%	7%
CAD	3%	10%	3%	11%
USD	59%	50%	62%	51%
Other	11%	21%	10%	19%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).